Exhibit 99.3

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION - UNAUDITED

On October 21, 2011 the two mergers contemplated under an Agreement and Plan of Merger dated June 24, 2011 by and among Mission Community Bancorp (the “Company”), Carpenter Fund Manager GP, LLC as General Partner of Carpenter Community BancFund L.P. and Carpenter Community BancFund-A, L.P. (the “Funds”) Mission Community Bank (“MC Bank”), Santa Lucia Bancorp (“SL Bancorp”) and Santa Lucia Bank Company (“SL Bank) (the “Merger Agreement”) were consummated. The Funds are the controlling shareholder of the Company.  A copy of the Merger Agreement was filed as an exhibit to the Company’s 8-K filed on June 27, 2011.

Subject to the terms and conditions of the Merger Agreement, SL Bancorp was merged with CCI One Acquisition Corporation, a newly-formed wholly-owned subsidiary of the Funds (“CCI One”), with SL Bancorp being the surviving corporation (the “Merger”).  At the effective time of the Merger, each outstanding share of SL Bancorp common stock, other than any shares dissenting from the Merger, was converted into the right to receive $0.35 in cash or an aggregate of approximately $700,000 (the “Merger Consideration”).  In addition, immediately prior to the Merger, and as a condition to the Merger, CCI One purchased from the United States Department of the Treasury the outstanding preferred stock and warrants issued by SL Bancorp in the Troubled Asset Relief Program for an aggregate purchase price of $2.8 million.   Immediately following the Merger, Santa Lucia Bank, the wholly-owned subsidiary of SL Bancorp, was merged with and into MC Bank, the wholly-owned subsidiary of the Company, with MC Bank being the surviving bank (the “Bank Merger”).  Certain assets and liabilities, consisting primarily of approximately $8.3 million in non-performing loans and the assumption (and subsequent redemption) of SL Bancorp’s TARP preferred stock, were retained by CCI One and not contributed to the Company.  In connection with the Bank Merger, the Company assumed the payment obligations of SL Bancorp’s trust preferred securities.

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition accounting method, giving effect to the aforementioned mergers. The unaudited pro forma condensed consolidated statement of financial condition combines the historical financial information of MC Bancorp and SL Bancorp as of September 30, 2011, and assumes that the merger was completed on that date.

The unaudited pro forma condensed consolidated statements of operations for the twelve month period ended December 31, 2010 and the nine month period ended September 30, 2011 give effect to the acquisition as if the transaction had been completed on January 1, 2010.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues and expense efficiencies, among other factors.

The pro forma financial information includes estimated adjustments to record assets and liabilities of SL Bank at their fair values and represents MC Bancorp’s pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities, as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of SL Bank’s tangible and identifiable intangible assets and liabilities as of the dates the acquisition. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change other assets and liabilities and may impact MC Bancorp’s statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

MC Bancorp anticipates that the SL Bank acquisition will provide financial benefits that include reduced operating expenses. The unaudited pro forma condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective periods’ historical consolidated financial statements and the related notes of MC Bancorp. The historical consolidated financial statements of MC Bancorp are filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The historical consolidated financial statements of Santa Lucia Bancorp, parent of Santa Lucia Bank, its wholly owned subsidiary, are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The unaudited pro forma combined shareholders' equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of MC Bancorp common stock or the actual or future results of operations of MC Bancorp for any period. Actual results may be materially different from the pro forma information presented.

Pro Forma Condensed Consolidated Statement of Financial Condition
As of September 30, 2011
Unaudited
(In thousands of dollars)

			Pro Forma Adjustments - Note D					Pro Forma SL Bank with SL Bancorp Trust Preferred Securities (Contributed to MC Bancorp)		Pro Forma Adjustments - Note D
ASSETS	SL Bancorp Consolidated as Reported 9/30/11		Assets Assumed & Liabilities Retired by SL Bancorp		Fair Value and Other Transaction Adjustments				MC Bancorp Consolidated as Reported 9/30/2011	Preferred Stock Issuance		Pro Forma MC Bancorp Consolidated

Cash and due from banks	$11,851		$(843)	a.,b.	$-			$11,008	$15,894	$10,000	u.	$36,902
Interest Bearing Deposits	37,900		-		-			37,900	302	-		38,202
Securities/Investments	21,700		-		-			21,700	90,159	-		111,859
Loans held for sale	-		-		-			-	9,951	-		9,951
Loans & Leases	151,449		(10,653)	c.	(16,400)	j.		124,396	109,275	-		233,671
Less: allowance for loan loss	(9,473)		2,364	d.	7,109	k.		-	(3,164)	-		(3,164)
Premises and equipment, net	7,389		-		5,680	l.		13,069	3,047	-		16,116
Goodwill	-		-		-			-	-			-
Core deposit intangible	-		-		2,648	n.		2,648	-	-		2,648
Other real estate owned	3,416		-		(331)	o.		3,085	1,889	-		4,974
Other assets	8,207		-		-			8,207	7,294	-		15,501
Total Assets	$232,439		$(9,132)		$(1,294)			$222,013	$234,647	$10,000		$466,660

LIABILITIES & SHAREHOLDER EQUITY
Deposits:
Noninterest-bearing deposits	$71,969		$-		$-			$71,969	$33,733	$-		$105,702
Interest-bearing deposits	145,996		-		-			145,996	157,813	-		303,809
Total Deposits	217,965		-		-			217,965	191,546	-		409,511

Trust preferred securities	5,155		-		(2,775)	p.		2,380	3,093	-		5,473
Accrued interest payable and other liabilities	2,113		(1,819)	a., e., f.	-			294	1,951	-		2,245
Total Liabilities	225,233		(1,819)		(2,775)			220,639	196,590	-		417,229

Preferred stock	3,909		(3,909)	g.	-			-	6,152	8,063	u.	14,215
Common stock	10,665		-		(10,665)	q.		-	46,387	-		46,387
Additional paid-in capital	1,131	{	4,000	g., h.	(5,131)	g., h., r.	}	1,374	432	-		1,806
					1,374	m2.
Common stock warrants	-		-		-			-		1,937	u.	1,937
Retained earnings(deficit)	(8,809)	{	(91)	h.	16,213	s.	}	-	(16,101)	-		(16,101)
			976	e., f., i.
			(8,289)	m1.
Accumulated other comprehensive income(loss)	310		-		(310)	t.		-	1,187	-		1,187
Total shareholders' equity	7,206		(7,313)		1,481			1,374	38,057	10,000		49,431
Total liabilities and shareholders' equity	$232,439		$(9,132)		$(1,294)			$222,013	$234,647	$10,000		$466,660

The accompanying notes are an integral part of these pro forma financial statements

Pro Forma Condensed Consolidated Statement of Operations
For the twelve month period ended December 31, 2010
Unaudited
(In thousands of dollars except share and per share data)

	Historical
	MC Bancorp	SL Bancorp	Pro Forma Transaction Adjustments - Note D		Pro Forma MC Bancorp Consolidated

Interest Income
Interest and fees on loans	$7,538	$11,456	$767	aa.	$19,761
Interest on investment securities	1,297	1,117	-		2,414
Other interest income	47	14	-		61

Total Interest Income	8,882	12,587	767		22,236

Interest Expense
Interest on Money Market, NOW and Savings deposits	483	658	-		1,141
Interest on time deposits	1,192	1,524	-		2,716
Other interest expense	316	109	145	bb.	570

Total Interest Expense	1,991	2,291	145		4,427

Net Interest Income	6,891	10,296	622		17,809

Provision for loan losses	5,800	15,198	-		20,998

Net Interest Income after provision					-
for loan losses	1,091	(4,902)	622		(3,189)

Non Interest Income
Service charges and fees	354	479	-		833
Gain on sale of loans	430	-	-		430
Loan servicing fees, net of amortization	135	-	-		135
Grants and awards	600	-	-		600
Gain(losses) sale of OREO, net	(486)	39	-		(447)
Securities gains (losses), net	497	588	-		1,085
Other non interest income	182	504	-		686

Total Non Interest Income	1,712	1,610	-		3,322

Non Interest Expense
Salaries and employee benefits	4,035	5,176	-		9,211
Occupancy	1,270	1,219	436	cc.	2,925
Other non interest expense	4,181	4,260	331	dd.	8,772

Total Non Interest Expense	9,486	10,655	767		20,908

Income(loss) before taxes	(6,683)	(13,947)	(145)		(20,775)

Income tax expense(benefit)	-	807	(807)	ee.	-

Net (Loss) / Income	$(6,683)	$(14,754)	$662		$(20,775)

Dividends and accretion on preferred stock	$71	$240	$954	ff.	$1,265

Net (Losses)/Income Applicable to Common Shareholders	$(6,754)	$(14,994)	$(292)		$(22,040)

Per share data:
Net (loss) - Basic	$(1.54)				$(5.02)

Weighted average common shares outstanding -basic	4,388,691	-	-		4,388,691

Pro Forma Condensed Consolidated Statement of Operations
For the nine month period ended September 30, 2011
Unaudited
(In thousands of dollars except share and per share data)

	Historical
	MC Bancorp	SL Bancorp	Pro Forma Transaction Adjustments - Note D		Pro Forma MC Bancorp Consolidated

Interest Income
Interest and fees on loans	$5,271	$7,038	$575	aa.	$12,884
Interest on investment securities	1,350	546	-		1,896
Other interest income	22	53	-		75

Total Interest Income	6,643	7,637	575		14,855

Interest Expense
Interest on Money Market, NOW and Savings deposits	304	210	-		514
Interest on time deposits	693	655	-		1,348
Other interest expense	81	69	109	bb.	259

Total Interest Expense	1,078	934	109		2,121

Net Interest Income	5,565	6,703	466		12,734

Provision for loan losses	300	530	-		830

Net Interest Income after provision
for loan losses	5,265	6,173	466		11,904

Non Interest Income
Service charges and fees	312	257	-		569
Gain on sale or other disposition of loans	427	-	-		427
Loan servicing fees, net of amortization	97	-	-		97
Gain(losses) sale of OREO, net	(71)	(107)	-		(178)
Securities gains (losses), net	4	105	-		109
Other non interest income	260	296			556

Total Non Interest Income	1,029	551	-		1,580

Non Interest Expense
Salaries and employee benefits	4,364	3,537	-		7,901
Occupancy	1,339	907	327	cc.	2,573
Other non interest expense	3,275	3,022	248	dd.	6,545

Total Non Interest Expense	8,978	7,466	575		17,019

Income(loss) before taxes	(2,684)	(742)	(109)		(3,535)

Income tax expense(benefit)	6	274	(274)	ee.	6

Net (Loss) / Income	$(2,690)	$(1,016)	$165		$(3,541)

Net Income(Loss) Applicable to Preferred Stock	$144	$180	$715	ff.	$1,039

Net (Losses)/Income Applicable to Common Shareholders	$(2,834)	$(1,196)	$(550)		$(4,580)

Per share data:
Net (loss) - Basic	$(0.40)				$(0.65)

Weighted average common shares outstanding -basic	7,094,274				7,094,274

The accompanying notes are an integral part of these pro forma financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION - UNAUDITED

Note A—Basis of Presentation

        On October 21, 2011 the two mergers contemplated under an Agreement and Plan of Merger dated June 24, 2011 by and among Mission Community Bancorp (the “Company”), Carpenter Fund Manager GP, LLC as General Partner of Carpenter Community BancFund L.P. and Carpenter Community BancFund-A, L.P. (the “Funds”) Mission Community Bank (“MC Bank”), Santa Lucia Bancorp (“SL Bancorp”) and Santa Lucia Bank Company (“SL Bank) (the “Merger Agreement”) were consummated. The Funds are the controlling shareholder of the Company.  A copy of the Merger Agreement was filed as an exhibit to the Company’s 8-K filed on June 27, 2011.

Subject to the terms and conditions of the Merger Agreement, SL Bancorp was merged with CCI One Acquisition Corporation, a newly-formed wholly-owned subsidiary of the Funds (“CCI One”), with SL Bancorp being the surviving corporation (the “Merger”).  At the effective time of the Merger, each outstanding share of SL Bancorp common stock, other than any shares dissenting from the Merger, was converted into the right to receive $0.35 in cash or an aggregate of approximately $700,000 (the “Merger Consideration”).  In addition, immediately prior to the Merger, and as a condition to the Merger, CCI One purchased from the United States Department of the Treasury the outstanding preferred stock and warrants issued by SL Bancorp in the Troubled Asset Relief Program for an aggregate purchase price of $2.8 million.   Immediately following the Merger, Santa Lucia Bank, the wholly-owned subsidiary of SL Bancorp, was merged with and into MC Bank, the wholly-owned subsidiary of the Company, with MC Bank being the surviving bank (the “Bank Merger”).  Certain assets and liabilities, consisting primarily of approximately $8.3 million in non-performing loans and the assumption (and subsequent redemption) of SL Bancorp’s TARP preferred stock, were retained by CCI One and not contributed to the Company. In connection with the Bank Merger, the Company assumed the payment obligations of SL Bancorp’s trust preferred securities.

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show, under the acquisition accounting method, the impact on the historical financial condition and results of operations of the Company resulting from the contribution by the Fund of certain SL Bancorp assets and liabilities. Under the acquisition accounting method, the assets and liabilities of SL Bancorp that were contributed to the Company are recorded at their respective fair values as of the date the transaction is consummated. The unaudited pro forma condensed consolidated statement of financial condition combines the historical financial information of MC Bancorp and SL Bancorp as of September 30, 2011, and assumes that the acquisition was completed on that date. The unaudited pro forma condensed consolidated statements of operations for the twelve month period ended December 31, 2010 and the nine month period ended September 30, 2011 give effect to the acquisition as if the transaction had been completed on January 1, 2010.

Since the transaction is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to MC Bancorp's balance sheet. In addition, certain anticipated nonrecurring costs associated with the acquisition such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010, MC Bancorp assumed no adjustments to the historical amount of SL Bank’s provision for credit losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of SL Bank’s provision for credit losses presented.

Deferred tax entries that would be associated with certain transaction items are not reflected in the pro forma as the result of a full valuation allowance maintained by the Company against net deferred tax assets.

Note B—Merger and Acquisition Integration Costs

In connection with the acquisition, a plan to integrate MC Bancorp's and SL Bank’s operations has been developed. The implementation of this plan will occur over the next several months, and will include actions regarding personnel, benefit plans, premises and equipment, and service contracts to take advantage of redundancies. Certain decisions arising from this plan may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises and furniture and equipment. MC Bancorp also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note C—Estimated Annual Cost Savings

MC Bancorp expects to realize cost savings following the SL Bank acquisition. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note D—Pro Forma Adjustments –

Balance Sheet

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

a.	$(500)	Compensation plan termination payout by SLBank
b.	(343)	SLBancorp Transaction expenses post 9-30-11 through closing date
	$(843)	Net effect to cash as of the closing date

c.	$(10,653)	Carrying balance of loans distributed to SL Bancorp.

d.	$2,364	Fair Value adjustment on loans distributed to SL Bancorp

e.	$(1,119)	Termination of compensation plans effected prior to closing

f.	$(200)	Reversal of accrued dividend for TARP

g.	$(3,909)	Repurchase of TARP preferred stock by SL Bancorp

h.	$(91)	Repurchase of TARP preferred stock by SL Bancorp

i.	$343	SLBancorp Transaction expenses post 9-30-11 through closing date

j.	$(16,400)	Fair value discount on loans

k.	$7,109	Reversal of SL Bank loan loss allowance; shown after loan distribution to SL Bancorp

l.	Fair value of bank owned property:
	Carrying Value	Fair Value	Write Up
	$2,031	$4,010	$1,979	Land
	4,999	8,764	3,765	Buildings
	462	398	(64)	FF&E
	$7,492	$13,172	$5,680

Note D—Pro Forma Adjustments – Balance Sheet, continued

m.	Goodwill / Bargain Purchase Gain:
	$700		Consideration paid to SL Bancorp common shareholders
	2,800		Consideration paid to SL Bancorp TARP preferred shareholder
	$3,500	A	Total consideration paid by SL Bancorp

	$7,206		SL Bancorp Shareholders' Equity at September 30, 2011
			Adjustments to shareholders' equity:
	1,119		Termination of compensation plans effected prior to closing
	(343)		Direct expenses of merger transaction
	200		Reversal of accrued dividends on TARP
	976		Total SLBancorp post 9-30-11 merger transactions through closing date
	(16,400)		Fair value discount on loans
	(331)		Fair value discount on OREO
	7,109		Reversal of loan loss reserve after loan distribution
	5,680		Increase in value of bank premises
	2,775		Fair value discount on trust preferred securities
	2,648		Core deposit intangible (footnote n.)
	1,481		Total fair value adjustments
	$9,663	B	Estimated fair value of SLB net assets on acquisition date

	$10,653		Carrying balance of loans distributed to SL Bancorp
	(2,364)		Fair value discount on loans distributed to SL Bancorp
m1.	$8,289	C	Fair value of net loans retained by SL Bancorp
m2.	$1,374	D	Net contribution of the Funds to Mission Community Bancorp [D = B - C]

	$6,163	E	Preliminary bargain purchase gain recognized by SL Bancorp [E = B - A]

n.	Core deposit intangible:
	Amount		Percent	CDI
	$71,969		0.40%	$288	Non-interest bearing deposits
	13,592		3.00%	408	Interest bearing trans accts
	70,986		2.75%	1,952	MMDAs + Savings
	61,418		0.00%	-	Time deposits
	$217,965			$2,648	Total CDI

o.	$(331)		Fair value discount on OREO

p.	$(2,775)		Fair value adjustment to Santa Lucia Captial Trust obligation

q.	$(10,665)		Reversal of SLBancorp common stock and surplus

r.	$(1,131)		Reversal of SL Bancorp Additional Paid-In Capital

s.	$16,213		Reversal of remaining SLBancorp retained deficit

t.	$(310)		Reverse SL Bancorp other comprehensive income

u.	$10,000		Non-cumulative preferred stock issued (non-controlling investment)
	(1,937)		Fair value of warrants associated with non-cumulative preferred stock issuance
	$8,063		Fair value of preferred stock issue
			On October 21, 2011, Mission Asset Management, Inc. (a wholly owned subsidiary of the Company)
			issued 10,000 shares of preferred stock, designated as "Series A Non-Cumulative Perpetual
			Preferred Stock" combined with approximately 2.2 million warrants for Company common stock.
			The proceeds were allocated among the warrants and the preferred stock (as a non-controlling interest).
			The preferred stock carries a 10% dividend. The warrants are exercisable at $4.54 per share
			and will expire on October 21, 2021.

Note D—Pro Forma Adjustments, continued

Income Statement

        The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

aa.
Accretion of fair value adjustment on loans based on a weighted average life of 6 years. The Company has excluded from the pro forma adjustment the estimated portion of the fair value adjustment for loans that will be accounted for pursuant to ASC 310-30, Accounting for Loans Acquired with Deteriorated Credit Quality:

	Annual	9 mos.
	$767	$575

bb.	Accretion of discount on Trust Preferred Security over remaining life of 24.75 years:
	Annual	9 mos.
	$145	$109

cc.	Additional depreciation expense associated with premises acquired over an estimated life of 25 years:
	Annual	9 mos.
	$436	$327

dd.	Amorization of core deposit intangible based on 8 year estimated life:
	Annual	9 mos.
	$331	$248

ee.	Reversal of SL Bancorp tax expense:
	Annual	9 mos.
	$(807	$(274)

ff.	Dividends and accretion on preferred stock:
	Annual	9 mos.
	$1,000	$750	Dividend on $10 million new preferred securities
	$194	$145	Accretion of fair value of warrants over estimated life of 10 years
	$(240	$(180)	Reversal of SL Bancorp preferred dividends
	$954	$715